UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 30, 2013, Working Interest, LLC, a wholly-owned subsidiary of EnerJex Resources, Inc., a Nevada corporation, entered into a Participation Agreement with MorMeg, LLC and Haas Petroleum, LLC, to drill and develop the Golden Project in Woodson County, Kansas. Pursuant to the Participation Agreement, EnerJex shall immediately receive a 70% working interest in the Golden Project in consideration of paying $79,555 by January 10, 2014. EnerJex also agreed to pay 100% of all capital expenditures, up to a maximum of $320,445, associated with drilling and completing three new wells in the Golden Project prior to June 30, 2014.

The description herein of the Participation Agreement is qualified in its entirety, and the terms are incorporated herein, by reference to the Participation Agreement, the form of which is filed as Exhibits 10.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 above and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Participation Agreement dated December 30, 2013
99.1	Press Release dated December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC., a Nevada corporation

Date: December 31, 2013	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President